Exhibit 10(a)


Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                   Brickell Avenue, Suite 500
Suite 400 East                                       Miami, Florida 33131-2803
Washington, D.C. 20007-5208                          (305) 371-2600
(202) 965-8100                                       Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                                     175 Powder Forest Drive
                                                     Suite 201
                                                     Simsbury, CT  06089-9668
                                                     (860) 392-5000
                                                     Telecopier:
                                                     (860) 392-5058

                                                     HTTP://www.jordenusa.com

April 15, 2005

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

     Re:  FutureFunds Series Account
          Post-Effective Amendment No. 36 to the Registration Statement on Form N-4
          File Nos. 2-89550 and 811-03972

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                             Very truly yours,

                                                             /s/Jorden Burt LLP

                                                             Jorden Burt LLP